                                                             Exhibit (n)(1)(iii)



                               AMENDED SCHEDULE A

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                                ING MUTUAL FUNDS

                                                      CLASSES OF SHARES
                                            ------------------------------------
                                             A      B       C        I        Q
                                            ---    ---     ---      ---      ---
ING Emerging Countries Fund                  x      x       x       N/A       x
ING Foreign Fund                             x      x       x        x        x
ING Global Equity Dividend Fund              x      x       x        x        x
ING Global Real Estate Fund                  x      x       x        x        x
ING International Fund                       x      x       x        x        x
ING International SmallCap Growth Fund       x      x       x       N/A       x
ING Precious Metals Fund                     x     N/A     N/A      N/A      N/A
ING Russia Fund                              x     N/A     N/A      N/A      N/A
ING Worldwide Growth Fund                    x      x       x       N/A       x